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                                 EXHIBIT 3 (A)

                      RESTATED ARTICLES OF INCORPORATION


                                  ARTICLE ONE

     Summit Bancshares, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and such Restated Articles of Incorporation contain no change in any provision thereof.

                                  ARTICLE TWO

     The Restated Articles of Incorporation were adopted by resolution of the Board of Directors of the corporation on the 21st day of July, 1998.

                                 ARTICLE THREE

     The Articles of Incorporation and all amendments and supplements thereto are hereby superseded in the following Restated Articles of Incorporation which accurately copy the entire text thereof.

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                           SUMMIT BANCSHARES. INC.
                           -----------------------

     The undersigned natural person, of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation.

                                  ARTICLE 1.

     The name of the corporation is SUMMIT BANCSHARES, INC.
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                                  ARTICLE 2.

     The period of its duration is perpetual.

                                  ARTICLE 3.

     The corporation is organized to buy, sell, lease and deal in services, personal property and real property, subject to Part Four of the Texas Miscellaneous Corporation Laws Act, and to transact any and all other lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE 4.

     The aggregate number of shares which the corporation shall have authority to issue is 20,000,000 shares of the par value of One Dollar and 25/100 Dollars ($1.25) per share. The shares are designated as Common Stock and have identical rights and privileges in every respect.

                                  ARTICLE 5.

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money paid, labor done or property actually received.

                                  ARTICLE 6.

     No shareholder or other person shall have any preemptive rights whatsoever.

                                  ARTICLE 7.

     Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

                                  ARTICLE 8.

     The initial bylaws shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws or adopt new bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders.

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                    ARTICLE 9. INDEMNIFICATION: INSURANCE.
                               --------------------------

     The corporation shall indemnify to the fullest extent permitted by law any person who is made a named defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a director, advisory director or officer of the corporation, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, advisory director or officer in connection with any such action, suit or proceeding. The corporation may indemnify other persons, as permitted by law. The corporation shall pay or reimburse expenses to directors, advisory directors and officers and may pay or reimburse expenses to other persons, as permitted by law. The corporation may purchase and maintain insurance, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, establish a letter of credit, guaranty or surety arrangement, or other arrangement on behalf of directors, advisory directors, officers or other persons, against any liability asserted against such persons in their capacities as directors, advisory directors, officers or otherwise, of the corporation, whether or not the corporation would have the power to indemnify such directors, advisory directors, officers or other persons against such liability, as permitted by law.

                                  ARTICLE 10.

     The street address of its initial registered office is 1300 Summit Avenue, Fort Worth, Texas, and the name of its current registered agent at such address is Bobby G. Scott.

                                  ARTICLE 11.

     The number of directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of

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the shareholders or until their successors are elected and qualified are:

                       NAME                     ADDRESS
                       ----                     -------
                    James L. Murray       1300 Summit Ave.
                                          Fort Worth, Texas 76102

                    F. S. Gunn            1300 Summit Ave.
                                          Fort Worth, Texas 76102

                    Henry A. Meadows      444 West 7th Street
                                          Fort Worth, Texas 76102

                                  ARTICLE 12.

     The name and address of the incorporator is Loren Q. Hanson, 2700 Continental National Bank Building, Fort Worth, Texas 76102.

                                  ARTICLE 13.

     No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of the corporation, except that this Article 13 shall not eliminate or limit the liability of a director of the corporation for:

               (i) a breach of such director's duty of loyalty to the corporation or its shareholders;

               (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

               (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

               (iv)   an act or omission for which the liability of a director

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          is expressly provided by statute; or

               (v) an act related to an unlawful stock repurchase or payment of a dividend.

     Any repeal or amendment of this Article 13 by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendment. Anything herein to the contrary notwithstanding, if the Texas Miscellaneous Corporation Laws Act is amended after approval by the shareholders of this Article 13 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Miscellaneous Corporation Laws Act, as so amended from time to time.

                 ARTICLE 14. SPECIAL MEETINGS OF SHAREHOLDERS
                             --------------------------------

     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President, the Board of Directors or the holders of not less than three-tenths (3/10) of all shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice of the meeting.

DATED the 21st day of July, 1998.

                                        SUMMIT BANCSHARES, INC.

                                        By: /s/ Bob G. Scott
                                           ---------------------------------
                                                Its Authorized Officer